UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 23, 2008

CYBERMESH INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52207
(Commission File Number)

98-0512139
(IRS Employer Identification No.)

200 – 245 East Liberty Street, Reno, Nevada 89501
(Address of principal executive offices and Zip Code)

1-888-597-8899
Registrant's telephone number, including area code

Nil
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As used in this current report, the terms “we”, “us”, “our” and the “Company” refer to Cybermesh International Corp.

Acquisition of Subsidiaries

Effective August 23, 2008, the Company completed its acquisition of its subsidiary, Omni Research Corporation (“Omni”). Omni is a company incorporated under the laws of Belize and prior to being acquired, had no prior operating history with no assets, liabilities or equity. Omni has an authorized capital of 50,000 common shares of which all 50,000 shares were issued to the Company for consideration of $ 5,000.

Effective August 28, 2008, the Company completed its acquisition of its subsidiary, Cybermesh Research Centre Ltd (“CMR”). CMR is a company incorporated under the laws of British Columbia and prior to being acquired, had no prior operating history with no assets, liabilities or equity. CMR has an authorized capital of 5,000,000 common shares of which 100,000 shares were issued to the Company for consideration of $ 5,000. The Company holds 100% of the outstanding shares of CMR.

Debt Settlement Agreement

On August 27, 2008, the Company entered into a debt settlement agreement with Cyber Mesh Systems Inc, (“CMS BC”) a company incorporated under the laws of British Columbia. CMS BC owed the Company $ 100,000 under a promissory note. The $100,000 was settled in exchange for products and proprietary technologies currently being marketed and also products and proprietary technologies under development of CMS BC. Pursuant to the agreement, these assets shall be transferred to Omni, the Company’s wholly owned subsidiary. Please refer to Exhibit 10.1.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

On August 28, 2008, Mei Yu Liu resigned as President, CEO, Secretary, Treasurer, and Director of the Company. The resignation was as a result of personal reasons.

Dudley Delapenha was re-appointed President, CEO, Secretary and Director and is responsible for implementing our investment projects, overseeing research and development and human resources and marketing. Mr. Delapenha is also responsible for our overall direction and various initiatives as needed from time to time in maintaining our company, and overseeing our public relations efforts with investors. Mr. Delapenha is also the President, CEO, Secretary, Treasurer and Director of Omni and CMR. Mr. Delapenha currently does not hold any shares in the Company, Omni or CMR.

Marc Santos was appointed Chief Financial Officer and Director and is responsible for operations, financial budgets and forecasts, project management and public relations with suppliers and customers. Mr. Santos will also be overseeing network engineering in various technical interests. Mr. Santos is also the CFO and Director of Omni and CMR. Mr. Santos currently does not hold any shares in the Company, Omni or CMR.

David Holmes was appointed Chief Technical Officer and Director and is responsible for overall creative direction, market research and various technical support initiatives. Mr. Holmes will also be responsible for the Company’s intellectual property portfolio and public relations with key technology partners. Mr. Holmes will also lead a team of experienced engineers in the research and development initiatives. Mr. Holmes is also CTO and Director of Omni and CMR. Mr. Holmes currently does not hold any shares in the Company, Omni or CMR.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

10.1	Debt Settlement Agreement dated August 27, 2008 by and between the Company and Cyber Mesh Systems Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2008 CYBERMESH INTERNATIONAL CORP /s/ Dudley Delapenha ________________________________ Dudley Delapenha President, CEO, Secretary and Director